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                                                                    Exhibit 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-XXXXX) and related Prospectus of Hanover Direct, Inc. for the registration of $14,000,000 of 9.25% Senior Subordinated Notes, Series B, Due August 1, 1998 and to the incorporation by reference therein of our reports dated June 11, 1993, except for Note 1 as to which the date is July 15, 1993, and June 17, 1991, except for Note B as to which the date is August 7, 1991, with respect to Gump's Inc.



ERNST & YOUNG



San Francisco, California
March 10, 1994